UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (Date of earliest event reported) July 9, 2013

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On July 9, 2013, the Company held its 2013 annual meeting of shareholders. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: Our shareholders re-elected Dale W. Bossert, Travis H. Burris, John E. Crisp, Charles C. Forbes, Jr., Janet L. Forbes, Ted A. Izatt and William W. Sherrill as directors of the Company;

Director Nominee	For	Withheld	Broker Non-Votes
Dale W. Bossert	6,490,047	1,054,767	5,258,131
Travis H. Burris	6,490,047	1,054,767	5,258,131
John E. Crisp	7,288,031	256,783	5,258,131
Charles C. Forbes, Jr.	7,250,531	294,283	5,258,131
Janet L. Forbes	7,176,553	368,261	5,258,131
Ted A. Izatt	7,341,104	203,710	5,258,131
William W. Sherrill	6,490,047	1,054,767	5,258,131

Proposal No. 2: Our shareholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

For	Against	Abstain
12,686,811	4,243	111,891

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 15, 2013	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer